Exhibit 10.12d



                                BF ENTERPRISES, INC.

                                PROFIT SHARING PLAN

                 (As Amended and Restated Effective January 1, 2001)

                               BF ENTERPRISES, INC.
                               PROFIT SHARING PLAN

               (As Amended and Restated Effective January 1, 2001)

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

I.       DEFINITIONS.........................................................1

II.      PARTICIPATION.......................................................6
         2.1      Participation..............................................6
         2.2      Unpaid Leave of Absence....................................6

III.     COMPANY CONTRIBUTIONS...............................................6
         3.1      Amounts Contributed........................................6
         3.2      Deduction Limits...........................................6
         3.3      Time for Making Contributions..............................7

IV.      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS...............................7
         4.1      Accounts...................................................7
         4.2      Valuation of Accounts......................................7
         4.3      Allocation of Company Contributions and Forfeitures........7
         4.4      Allocation Limitations.....................................8

V.       VESTING OF COMPANY CONTRIBUTIONS AND BENEFIT ENTITLEMENTS...........9
         5.1      Vesting....................................................9
         5.2      Forfeitures...............................................10

VI.      DISTRIBUTION OF BENEFITS...........................................10
         6.1      Methods of Distribution...................................10
         6.2      Time of Distribution......................................11
         6.3      Distributions Prior to a Five-Year Break in Service.......11
         6.4      Loans to Participants.....................................12
         6.5      Death Benefits............................................13
         6.6      Distributions Pursuant to a Qualified
                  Domestic Relations Order..................................13
         6.7      Direct Benefit Transfers..................................13
         6.8      Distributions Must Satisfy Section 401(a)(9) of the Code..14

VII.     BENEFICIARIES......................................................14
         7.1      Designation...............................................14
         7.2      Absence of Valid Designation of Beneficiary or
                  Missing Beneficiary.......................................15

                                          i
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VIII.    DEFERRED PAY CONTRIBUTIONS.........................................15
         8.1      Eligibility and Elections.................................15
         8.2      Payment to Trust..........................................15
         8.3      Separate Administration...................................16
         8.4      Vesting...................................................16
         8.5      Investment of Deferred Pay Contribution Accounts..........16
         8.6      Withdrawal in the Event of a Financial Hardship...........16
         8.7      Distribution..............................................16
         8.8      Designation of Beneficiary................................16
         8.9      Contribution Limits.......................................17
         8.10     Plan Administrator May Modify Deferred Pay Contributions
                  Elections.................................................17
         8.11     Distribution of Excess Deferred Pay Contributions.........17
         8.12     Special Company Contributions.............................19

IX.      TRUST

X.       ADMINISTRATION.....................................................19
         10.1     Named Fiduciaries for Administration of Plan..............19
         10.2     Investment Authority and Responsibility of Participants...22
         10.3     Funding Policy............................................25
         10.4     Procedure for Review of Denial of Benefits................25
         10.5     General...................................................26

XI.      AMENDMENT AND TERMINATION..........................................27
         11.1     Amendment.................................................27
         11.2     Termination, Partial Termination, or Complete Discontinuance
                  of Contributions..........................................27
         11.3     Permissible Reversions....................................28

XII.     MISCELLANEOUS......................................................28
         12.1     Limitation of Rights; Employment Relationship.............28
         12.2     Merger; Transfer of Assets................................28
         12.3     Rollover Contributions....................................29
         12.4     Prohibition against Assignment............................29
         12.5     Applicable Law; Severability..............................30
         12.6     Expenses of Plan Administration; Indemnification of Trustee
                  and Plan Administrator....................................30
         12.7     Top Heavy Rules...........................................30
         12.8     Gender and Number.........................................32
         12.9     Military Leave............................................32



                                         ii
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                             BF ENTERPRISES, INC.
                             PROFIT SHARING PLAN
              (As Amended and Restated Effective January 1, 2001)

                                  PREAMBLE
                                  --------

         1. BF Enterprises, Inc., as the successor employer to Boothe Financial Corporation, adopted and restated the Boothe Financial Corporation Profit Sharing Plan (the "Plan") effective as of July 1, 1987.

         2. Effective January 1, 2001, unless otherwise indicated, the Plan is amended and restated to read as set forth herein.

         3. The purpose of this Plan is to provide Employees with an opportunity to accumulate funds for their retirement and to provide a measure of security for Employees and their beneficiaries through death and disability benefits.

         4. This Plan is intended to qualify as a profit sharing plan under
Section 401(a) of the Code and as a qualified cash or deferred arrangement under
Section 401(k) of the Code.

         5. Except as otherwise indicated, the provisions of this Plan shall apply only to individuals who are Employees on or after January 1, 2001. The benefits payable under the Plan to (or with respect to) any individual who ceased to be an Employee prior to January 1, 2001, and the rights and obligations of any such individual with respect to such benefits, shall be determined under the terms of the Plan as in effect on the date such individual's employment terminated.

I.       DEFINITIONS
         -----------

         The following defined terms are indicated by capitalized initial letters whenever they appear in the Plan.

1.1 "Beneficiary" shall mean the person or persons described in Article VII who are entitled to receive benefits after the death of a Participant.

1.2      "Board of Directors" shall mean the board of directors of the Company.

1.3 "Break in Service" shall mean a period of twelve or more consecutive months beginning on an Employee's severance from service date (as defined in Section 1.7) during which such Employee is neither paid nor entitled to payment for the performance of service for the Company or a Related Company, except as provided in Section 2.3.

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1.4      "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.5      "Company" shall mean BF Enterprises, Inc.

1.6 "Compensation" shall mean all compensation paid by the Company in cash to an Eligible Employee as base salary during the Plan Year, or which would have been paid by the Company in cash as base salary during the Plan Year but for an agreement authorizing Deferred Pay Contributions or an agreement authorizing salary reduction contributions to a cafeteria plan under Section 125 of the Code, by reason of services performed while an Eligible Employee. Effective January 1, 2001, Compensation shall include amounts that are excluded from an Employee's taxable income by reason of Section 132(f)(4) of the Code relating to qualified transit benefits. In no event, however, shall the amount of any Employee's Compensation taken into account under the Plan for any Plan Year exceed $170,000 (or such larger amount as may be prescribed for the relevant Plan Year by the Secretary of the Treasury pursuant to Section 401(a)(17) of the
Code).

1.7 "Credited Service" shall mean that period of time, beginning on his employment commencement date and ending on his severance from service date, and including any period of time before the effective date of the Plan, that the Employee is employed by the Company. For purposes of determining an Employee's Credited Service under this Section, the term "Company" shall include all Related Companies and for periods prior to July 1, 1987 only, Robert Half International Inc. (formerly known as Boothe Financial Corporation), provided that Credited Service for a Related Company shall include only periods during which such company is a Related Company within the meaning of Section 1.20. "Employment commencement date" shall mean the date on which the Employee first performs for the Company an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1). "Severance from service date" shall mean the earlier of (i) the date on which the Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Company for any reason other than quit, retirement, discharge or death. In addition, if an Employee terminates employment with the Company and is reemployed by the Company within twelve consecutive months immediately following the date of his termination of employment, his Credited Service shall also include each day during the period following his termination of employment and ending with his reemployment. An Employee's Credited Service shall be expressed in years and portions thereof and shall be measured in cumulative daily increments (including holidays, weekends and other non-working days) with 365 days of Credited Service equaling one year of Credited Service irrespective of whether the year of Credited Service was completed within a twelve consecutive month period. If an Employee is absent from employment with the Company beyond the first anniversary of the first day of such absence by reason of a maternity or paternity absence, the severance from service date for such Employee shall be the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of such absence shall be treated as neither a period of service nor a period of severance. "Maternity or paternity absence" shall mean absence from employment with the Company:

(a)      by reason of pregnancy of the Employee;

(b)      by reason of the birth of a child of the Employee;

(c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Employee shall submit to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish the Employee's maternity or paternity absence.

     1.8 "Deferred Pay Contributions" shall mean for each Participant the amount of Company contributions to the Plan made pursuant to a written election by the Participant described in Article VIII of the Plan.

     1.9 "Eligible Employee" shall mean each Employee of the Company except:
(a) a leased employee within the meaning of Section 414(n)(2) of the Code; and
(b) a person who (1) is on the payroll of a third-party leasing organization and performs services for the Company or (2) is not treated by the Company as an Employee for payroll tax purposes, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise, to be (or to have been) a common law Employee of the Company. Notwithstanding the foregoing, effective as of such final determination, including any appeals thereof, such person shall become an Eligible Employee.

     1.10 "Employee" shall mean a person employed by the Company or a Related Company, any portion of whose income is subject to withholding of income tax and/or for whom social security contributions are made by the Company or a Related Company, as well as any other person qualifying as a common law employee of the Company or a Related Company. The term "Employee" shall also include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20 percent of the Company's non-highly compensated work force within the meaning of
Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5)(B) of the Code.

      1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.12 "Fiscal Year" shall mean the annual accounting period adopted by the Company for federal income tax purposes.

      1.13 "Highly Compensated Employee" shall mean effective January 1, 1997, with respect to a given Plan Year, an Employee who performs services for the Company or a Related Company during such Plan Year and who:

           (a) is a 5% owner (within the meaning of Section 416(i)(1)(B)(i) of the Code) of the Company or any Related Company during that Plan Year or the preceding Plan Year; or

           (b) receives Remuneration in excess of $80,000 during the preceding Plan Year.

Notwithstanding the foregoing provisions of this Section (or any other provision of the Plan): (i) the $80,000 amount specified in paragraph (b) shall automatically be adjusted for each Plan Year in accordance with Section 414(q)(1) of the Code; and (ii) a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company or a Related Company during a Plan Year that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not constitute an Employee for such Plan Year for purposes of paragraphs (a) and
(b).

       1.14 "Limitation Year" shall mean the Plan Year.

       1.15 "Normal Retirement" shall mean retirement on or after the date a Participant attains age 65.

       1.16 "Participant" shall mean an Eligible Employee who participates in the Plan.

       1.17 "Plan" shall mean the profit sharing plan set forth herein and any amendments hereto.

       1.18 "Plan Administrator" shall mean the person or committee designated as such in Article X.

       1.19 "Plan Year" shall mean the Fiscal Year.

       1.20 "Related Company" shall mean a corporation which is: a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as the Company; a trade or business (whether or not incorporated) which is under

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common control (as defined in Section 414(c) of the Code) with the Company; a trade or business (whether or not incorporated) which is a member of the same affiliated service group (as defined in Section 414(m) of the Code) as the Company; and any other entity that must be combined with the Company and treated as a single employer under Section 414(o) of the Code.

       1.21 "Remuneration" shall mean effective January 1, 1998, with respect to an Eligible Employee, the Eligible Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company, including Deferred Pay Contributions, Company contributions made at the Employee's election under a plan subject to Section 125 of the Code and effective January 1, 2001 amounts that are excluded from an Employee's taxable income by reason of Section 132(f)(4) of the Code relating to qualified transit benefits. Remuneration excludes:

             (a) Contributions to this Plan and any other plan of deferred compensation, to the extent deductible or not includable in gross income by the Eligible Employee (including contributions to a simplified employee pension plan) and distributions from any plan of deferred compensation other than an unfunded plan not qualified under Section 401 of the Code;

             (b) Amounts realized from the exercise of a stock option or the disposition of stock acquired on exercise of a stock option;

             (c) Amounts realized on the vesting of restricted property; and

             (d) All other amounts that receive special tax benefits.

       1.22 "Top Heavy Plan" shall mean a plan determined to be top heavy in accordance with the provisions of Section 12.7.

       1.23 "Total Disability" shall mean the mental or physical inability of the Participant to perform his normal job as evidenced by the certificate of a medical examiner satisfactory to the Plan Administrator certifying such inability and certifying that such condition is likely to be permanent.

       1.24 "Trust" shall mean the trust established pursuant to the provisions of Article IX of this Plan.

       1.25 "Trustee" shall mean the trustee or trustees of the Trust established pursuant to this Plan.

II.      PARTICIPATION
         -------------

2.1      Participation
         -------------

         Each Employee shall become a Participant on the date he becomes an Eligible Employee. Participation in the Plan continues until it terminates by the Participant's Normal Retirement, death, Total Disability or until the Participant otherwise ceases to be an Employee. A Participant who continues in the employ of the Company after attaining age 65 shall continue to participate in the Plan and to have contributions allocated to his account. An Employee whose participation in the Plan has terminated shall become a Participant in the Plan again immediately upon his reemployment as an Eligible Employee.

2.2      Unpaid Leave of Absence
         -----------------------

         An Employee's employment is not considered terminated for purposes of the Plan if he has been on an unpaid leave of absence with the consent of the Company, provided that he returns to the employ of the Company at the expiration of the leave (or within such longer period as may be prescribed by law). A leave of absence shall mean a leave granted by the Company, in accordance with rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Company to be in its best interest. A leave of absence shall also include periods of military service for which reemployment rights are prescribed by law. If an Employee does not return to the employ of the Company at the expiration of the leave of absence or, in the case of military service, within the period during which the Employee's reemployment rights are protected by law, unless his failure to return was because of Normal Retirement, death or Total Disability, he shall be deemed to have terminated his employment as of the earlier of: (i) the date his leave ended, or (ii) the first anniversary of the date his leave began. For purposes of this Section, references to company shall include a Related Company.

III.     COMPANY CONTRIBUTIONS
         ---------------------

3.1      Amounts Contributed
         -------------------

         For each Plan Year in which this Plan is in effect, the Company shall contribute to the Trust, in one or more installments, such percentage of the Participants' Compensation as the Board of Directors may determine. The Plan Year for which each contribution is made shall be designated at the time of the contribution.

3.2      Deduction Limits
         ----------------

         Contributions for any Plan Year shall not exceed an amount which the Company estimates will be deductible under the Code.

3.3      Time for Making Contributions
         -----------------------------

         Contributions pursuant to this Article shall be made by the Company no later than a reasonable time following the close of its Fiscal Year to which the contributions relate, provided that no contributions shall be made after the time prescribed for filing the federal income tax return of the Company (including extensions thereof) with respect to such Fiscal Year.

IV.      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS
         -------------------------------------

4.1      Accounts
         --------

         The Plan Administrator shall establish and maintain a separate account for each Participant to which shall be credited the Company's contributions, Deferred Pay Contributions and forfeitures allocable to the Participant, earnings thereon and realized and unrealized gains and to which shall be charged withdrawals, distributions, and realized and unrealized losses.

4.2      Valuation of Accounts
         ---------------------

         Within ninety (90) days after the end of each Plan Year, the Trustee shall value the assets of the Trust on the basis of fair market values as of the close of the Plan Year. In addition, the Plan Administrator may direct the Trustee to value the assets of the Trust as of any other date and such date shall also be deemed a valuation date. As of any valuation date and prior to the allocation of Company contributions and forfeitures for the Plan Year, the Plan Administrator shall make the other credits to and charges against the respective general investment subaccounts, as described in Section 10.2(d), in proportion to the balances of such subaccounts as of the last preceding valuation date. A Participant's segregated investment subaccount, as described in Section 10.2(a), shall be valued separately, and earnings thereon and realized and unrealized gains shall be credited to and realized and unrealized losses shall be charged against such subaccount on a segregated basis.

4.3      Allocation of Company Contributions and Forfeitures
         ---------------------------------------------------

         Amounts contributed by the Company for any Plan Year and, subject to
Section 5.2, any previously unallocated forfeitures shall be allocated among the accounts of those persons who have been Participants in the Plan during the Plan Year in the proportion that the Compensation of each of those persons bears to the Compensation of all those persons for the Plan Year.

4.4      Allocation Limitations
         ----------------------

         (a) Notwithstanding anything to the contrary contained in this Plan, effective January 1, 1998, the total annual additions to a Participant's accounts for any Limitation Year under the provisions of this Plan shall not exceed the lesser of $30,000 ($35,000 for the Plan Year commencing January 1, 2001) or 25 percent of the Participant's Remuneration for the Limitation Year (or such larger amount permitted under Section 415 of the Code).

         (b) For purposes of the foregoing, the term "annual additions" shall mean for any Limitation Year the aggregate of amounts credited to a Participant's accounts from Company contributions, forfeitures and Deferred Pay Contributions, excluding, however, any rollover contributions under
Section 12.3.

         (c) If the Company has contributed to another defined contribution plan, as defined in Section 414(i) of the Code, for Employees, some or all of whom may be Participants in this Plan, then any such Participant's annual additions in such other plan shall be aggregated with the Participant's annual additions derived from this Plan for purposes of the limitation in paragraph
(a) above. If as result of such aggregation a Participant's annual additions would exceed that limitation, the excess amount shall first be reduced according to the provisions of this Plan.

         (d) If as a result of allocation of forfeitures, a reasonable error in estimating a Participant's Remuneration or in determining the amount of Deferred Pay Contributions that may be elected by the Participant under the limits of
Section 415 of the Code, or under other limited facts and circumstances permitted by the Commissioner of Internal Revenue, the annual additions to a Participant's accounts would exceed the limitation described in paragraph (a) above, the excess amount shall be reduced as follows:

             (1) Excess amounts which are attributable to Deferred Pay Contributions elected by the Participant shall be returned to the Participant as a cash bonus to the extent that the return would reduce the excess amount in the Participant's accounts, and such amounts shall not be considered annual additions in the Limitation Year.

             (2) Excess amounts remaining after the application of subparagraph
(1) shall be allocated and reallocated to the accounts of other Participants in accordance with Section 4.3 to the extent that such allocations would not cause the annual additions to each Participant's accounts to exceed the lesser of the maximum permissible amount or any other limitation provided in the Plan.

             (3) To the extent that the reductions described in subparagraph (2) above cannot be allocated to other Participants' accounts, such reductions shall be allocated to a suspense account. All amounts in the suspense account must be allocated and reallocated to Participants' accounts in subsequent Plan Years in the same manner as other discretionary Company contributions before any contributions which would constitute annual additions may be made. No investment gains and losses shall be allocated to the suspense account. The entire amount allocated to Participants from the suspense account shall be considered annual additions. In the event of termination of the Plan, the balance of the suspense account shall revert to the Company to the extent it may not then be allocated to any Participant's accounts.

         (e) The Company shall not contribute any amount that would result in an excess annual addition to the accounts of any Participant which could not be reduced in the manner described in paragraph (d).

         (f) For the purposes of this Section, the term "Company" shall include all other corporations which are members of the same controlled group as the Company, determined under Section 1563(a) of the Code without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code, but by substituting "more than 50 percent" for "at least 80 percent" when it appears in Section 1563(a) of the Code.

V.       VESTING OF COMPANY CONTRIBUTIONS AND BENEFIT ENTITLEMENTS
         ---------------------------------------------------------

5.1      Vesting
         -------

         (a) The full amount credited to a Participant's account attributable to Company contributions and forfeitures shall be deemed fully vested in him when he attains age 65 while an Employee or when his participation terminates by reason of death or Total Disability, provided that, if a Participant whose account became 100 percent vested as a result of Total Disability is reemployed by the Company, amounts credited to such Participant's account attributable to Company contributions made after such reemployment shall vest in accordance with paragraph (b) below.

         (b) The total amount credited to a Participant's segregated investment subaccount, as described in Section 10.2(a), shall be fully vested at all times. The total amount credited to a Participant's general investment subaccount, as described in Section 10.2(d), shall be fully vested after 5 or more years of Credited Service, by means of transferring such amount to the Participant's fully vested segregated investment subaccount described in Section 10.2(a).

         (c) In determining Credited Service under the Plan for the purpose of determining a Participant's vested percentage under paragraph (b) above, when a one-year Break in Service was not incurred before January 1, 1985, all of the Participant's Credited Service shall be taken into account, except in the case of a reemployed Participant whose account was not 100 percent vested at the time he incurred a five-year Break in Service. Credited Service after such break shall not be taken into account for purposes of determining the vested portion of his account derived from Company contributions which were made before the five-year Break in Service, and if his participation resumes before the complete distribution of the pre-break vested portion, such portion shall be credited to a separate account for the benefit of the Participant.

5.2      Forfeitures
         -----------

         When a Participant ceases to be an Employee, the nonvested portion of the former Participant's account shall be forfeited. Such forfeited portion shall be valued as of the valuation date coinciding with or immediately preceding the Participant's termination of employment. If the Participant is reemployed by the last day of the Plan Year in which the termination occurs and has not yet received a distribution of his vested portion, the amount previously forfeited shall be restored to his account. If the Participant is not reemployed by such date, the forfeited portion shall be allocated in the manner provided by this Section and Section 4.3 as of such date. If the Participant is reemployed before incurring a five-year Break in Service, an amount equal to the value of the previously forfeited portion as determined at the time of termination shall be restored to the Participant's account, first from forfeitures and then, to the extent necessary, by a Company contribution. If the Participant had received a distribution of some or all of his vested portion before his reemployment, the restored amount shall be allocated to a separate account according to Section 6.3, and any undistributed vested amounts shall be allocated to another separate account, which shall be 100% vested at all times.

VI.      DISTRIBUTION OF BENEFITS
         ------------------------

6.1      Methods of Distribution
         -----------------------

         When a Participant ceases to be an Employee or attains age 65, and a distribution of benefits is to be made pursuant to Section 6.2, the Plan Administrator shall authorize, at the direction of the Participant or the Participant's Beneficiary, one of the following methods or a combination of methods which shall be used to cause the benefits provided by the Plan to be distributed:

         (a) A single distribution of the vested balance in the Participant's account in cash or in kind (other than a lifetime annuity contract).

         (b) Cash payments in monthly, quarterly, semiannual or annual installments of a fraction of the value of the Participant's account over a period of years certain not to exceed ten years. Such period shall be specified by the Participant or Beneficiary, provided that the period shall not exceed the life expectancy of the Participant or Beneficiary or the joint life expectancy of the Participant and his Beneficiary, such life expectancy to be determined as of the time payments begin; and further provided that the present value of any such periodic installment payments to be made to a Participant shall be more than 50 percent of the present value of the total of such installments to be made to a Participant and his Beneficiary determined as of the date such payments commence. Such fraction shall be 1/x, with x being, in the case of the first such payment, the total number of payments, and thereafter declining by one for each successive payment.

6.2      Time of Distribution
         --------------------

         (a) Except as provided in paragraph (b) below, distribution of the amount in the Participant's account, or the first installment thereof, shall be made, upon the Participant's written request, as soon as practicable after the Participant ceases to be an Employee or attains age 65, or at such later time as the Participant may reasonably request in writing. However, no distribution shall be made later than the 60th day following the close of the Plan Year in which such Participant attains age 65 or ceases to be an Employee, whichever occurs last. Notwithstanding the above, distributions must commence no later than the earlier of: (i) the 60th day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, whichever occurs later; or (ii) April 1 following the calendar year in which the Participant attains age 70-1/2. A Participant to whom a distribution would otherwise be made at age 65 or termination of employment may elect in writing before that time to receive his distribution by April 1 following the calendar year in which the Participant attains age 70-1/2, if later. In addition, when a Participant attains age 59-1/2 and his account is fully vested, he may request in writing at any time thereafter a distribution of all or part of his account in a lump sum cash payment based on the next following valuation date and the Plan Administrator shall honor such request.

         (b) Notwithstanding anything in the Plan to the contrary, if a Participant's vested account balance at the time he ceases to be an Employee is $5,000 or less (and for distributions made prior to March 22, 1999 never exceeded $5,000 at the time of any prior distribution), the Participant shall receive a single distribution of such vested amount as soon as practicable following termination of employment.

6.3      Distributions Prior to a Five-Year Break in Service
         ---------------------------------------------------

         If a former Participant whose account is partially vested receives a distribution and such Participant is then reemployed before a five-year Break in Service, a separate account shall be established for any previously forfeited amounts restored to the Participant's account under Section 5.2. If a later distribution is made before full vesting, the vested amount available for distribution from the separate account shall be equal to:

                                      X - Y
                                     -------
                                    100% - Y


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

For purposes of applying the formula: X is the vested percentage at the relevant time, and Y is the vested percentage at the time of the prior distribution.

6.4      Loans to Participants
         ---------------------

         Subject to such uniform and nondiscriminatory rules as the Plan Administrator may adopt and upon written application to the Plan Administrator, a Participant may borrow from his Plan account. The maximum amount of any loan shall be the lesser of: (i) $50,000, reduced by the highest outstanding balance of all of the Participant's loans from all retirement plans maintained by the Company or any Related Company that are qualified under the Code (including the Plan) at any time during the 12-month period ending on the day before the loan is to be made; or (ii) 50% of the value of the Participant's vested interest in the Plan (determined on the day the loan is to be made and including the outstanding balance on such day of all of the Participant's previous loans from the Plan), reduced by the outstanding balance (determined on the day the loan is to be made) of all of the Participant's previous loans from all retirement plans maintained by the Company or any Related Company that are qualified under the Code (including the Plan).

         All loans granted under this Section:

         (a) Shall be available to all Participants on a reasonably equivalent basis;

         (b) Shall be secured by 50% of the value of the Participant's vested interest in the Plan at the time of the loan;

         (c) Shall be for a fixed term of no more than five years, except that such five-year restriction shall not apply to any loan made for the purpose of acquiring a dwelling unit that is to be used within a reasonable time as the Participant's principal residence, in which case the Plan Administrator shall set the length of the fixed term at not more than 30 years;

         (d) Shall bear interest at a fixed rate comparable to the rate currently being charged by institutional lenders in the San Francisco Bay area for loans of a similar type;

         (e) Shall require substantially equal periodic payments of principal and interest, with all such payments to be made at least quarterly, except that effective December 12, 1994 loan repayments shall be suspended during a period of military leave as permitted under Section 414(u)(4) of the Code;

         (f) Shall be payable in advance without penalty;

         (g) Shall be nonrenewable;

         (h) Shall be evidenced by the Participant's promissory note, which shall be in such form as required by the Plan Administrator; and

         (i) Shall be treated as an investment allocable solely to the borrowing Participant's segregated investment account.

For purposes of this Section, the term "Participant" shall include a former Participant whose benefits under the Plan have not been fully distributed.

6.5      Death Benefits
         --------------

         Subject to Section 7.1, if a Participant dies before his entire interest has been distributed, the Plan Administrator shall, after consultation with the Beneficiary, cause such interest to be distributed to the Beneficiary in a single payment or in installments. Such distribution shall be made or commenced as soon as practicable following the Participant's death and shall be completed within five years thereafter, provided, however, that if installment payments to the Participant have begun under Section 6.1, the Beneficiary may continue to receive such payments over a period not longer than the period previously selected.

6.6      Distributions Pursuant to a Qualified Domestic Relations Order
         --------------------------------------------------------------

         Notwithstanding any other provision of the Plan, all or any portion of the value of a Participant's account may be distributed to a spouse, former spouse, child or other dependent of the Participant, without regard to the Participant's age or the fact that he has not ceased to be an Employee, if such distribution is provided for pursuant to the terms of a judgment, decree, or order (including approval of a property settlement agreement) issued pursuant to any State domestic relations law (including a community property law) that the Plan Administrator determines is a "qualified domestic relations order" within the meaning of Section 414(p) of the Code. Such determination shall be made under reasonable procedures established by the Plan Administrator.

6.7      Direct Benefit Transfers
         ------------------------

        (a) In addition to the distribution rules and options set forth in
Section 6.1 and 6.2, any eligible distributee who is entitled to receive an eligible rollover distribution shall be permitted to elect to have distribution made in the form of a direct transfer from the Trustee of this Plan to the trustee or custodian of any other eligible retirement plan. Any such election shall be made in such form and such time as the Plan Administrator may prescribe in accordance with Section 401(a)(31) of the Code and the regulations promulgated thereunder.

        (b) An "eligible rollover distribution" is any distribution of all or any portion of the account balance to the credit of the eligible distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently that annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the eligible distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution that is not includable in gross income; and effective January 1, 1999, any financial hardship withdrawal described in Section 401(k)(2)(B)(i)(IV) of the Code.

        (c) An "eligible retirement plan" includes an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the eligible distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan includes only an individual account or individual retirement annuity.

        (d) An "eligible distributee" includes a Participant or former Participant, a Participant's or former Participant's surviving spouse, and a Participant's former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

6.8      Distributions Must Satisfy Section 401(a)(9) of the Code
         --------------------------------------------------------

         Notwithstanding any other provision of the Plan to the contrary, all distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations issued thereunder. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the minimum distribution requirements of Section 401(a)(9) of the Code shall be applied in accordance with the regulations under Section 401(a)(9) of the Code that were proposed in January 2001, notwithstanding any other Plan provision to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under
Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

VII.     BENEFICIARIES
         -------------

7.1      Designation
         -----------

         Each Participant shall have the right to designate on forms provided by the Plan Administrator a Beneficiary to receive the benefits herein provided in the event of his death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary. If the Participant has been married to his spouse for a year or more, no designation pursuant to this

Section shall be effective unless the Participant's spouse consents to such designation in a writing acknowledging the effects of the designation and witnessed by a representative of the Plan Administrator or a notary public. Such consent shall not be required if the Beneficiary is the Participant's spouse or if the Plan Administrator is satisfied that it cannot be obtained because there is no spouse, because the spouse cannot be located, or for such other reasons as the Secretary of the Treasury may prescribe in regulations.

7.2      Absence of Valid Designation of Beneficiary or Missing Beneficiary
         ------------------------------------------------------------------

         If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Plan Administrator, the Plan Administrator shall designate as Beneficiary the surviving spouse or, if there is no surviving spouse, the Participant's estate. The Plan Administrator shall make a similar designation if, after reasonable efforts to do so, the Plan Administrator is unable to locate a Beneficiary.

VIII.    DEFERRED PAY CONTRIBUTIONS
         --------------------------

8.1      Eligibility and Elections
         -------------------------

         Each Eligible Employee becomes eligible to have the Company make Deferred Pay Contributions to the Plan on his behalf as of the first day of any month following the completion of a 45 day period of Credited Service by submitting an election on a form to be provided by the Plan Administrator whereby the Eligible Employee accepts a reduction of up to 100 percent of his annual bonus, and of up to such overall percentage of his Compensation for the Plan Year that the Plan Administrator may establish on a uniform basis, subject to any limitations imposed by the Plan Administrator on account of the nondiscrimination tests or the dollar limit of Section 401(k) or Section 402(g) of the Code, respectively, in consideration of the Company's making Deferred Pay Contributions to the Plan on his behalf in an equivalent amount. An Eligible Employee for whom Deferred Pay Contributions or special Company contributions described in Section 8.12 are made shall be deemed a "Participant" in the Plan for all purposes other than Articles II through IV even though the Eligible Employee is not a Participant who has satisfied the service requirement of
Section 2.1.

8.2      Payment to Trust
         ----------------

         Effective February 3, 1997, the Deferred Pay Contributions pursuant to this Article shall be paid over by the Company to the Trustee as soon as such amounts can reasonably be segregated, but in no event no later than 15 days after the end of the month in which the amount would otherwise have been paid to the Participant.

8.3      Separate Administration
         -----------------------

         The Deferred Pay Contributions shall be accounted for separately from the Company's contributions pursuant to Article III.

8.4      Vesting
         -------

         A Participant's Deferred Pay Contribution account, including any increases in value thereof, shall at all times be fully vested in the Participant and shall not be forfeited for any cause.

8.5      Investment of Deferred Pay Contribution Accounts
         ------------------------------------------------

         Accounts for Deferred Pay Contributions shall be invested in the manner provided in Section 10.2(a) for segregated investment subaccounts.

8.6      Withdrawal in the Event of a Financial Hardship
         -----------------------------------------------

         If a financial hardship arises, the Plan Administrator may in its sole discretion based upon uniform rules and on the Participant's written application permit the withdrawal of a specified amount credited to the Participant's Deferred Pay Contribution account; provided, however, that the Plan Administrator must have determined that the purpose of the withdrawal is to meet a "financial hardship" based on standards established by final Treasury Regulations issued under Section 401(k) of the Code. In connection with such withdrawals, the Plan Administrator may impose such terms, conditions and limitations as may be required by such Regulations.

8.7      Distribution
         ------------

         When a Participant attains age 59-1/2, he may request in writing a distribution at any time thereafter of all or part of his Deferred Pay Contribution account in a lump sum cash payment based on the next following valuation date and the Plan Administrator shall honor such request. Otherwise, when a Participant ceases to be an Employee, the account to which Deferred Pay Contributions on his behalf are allocated shall be distributed to him at the same time and in the same manner as the account to which his vested share of Company contributions under Article III is allocated, unless he elects to receive amounts from his Deferred Pay Contribution account at a different time or in a different manner, provided that the requirements of Sections 6.1 and 6.2 are met.

8.8      Designation of Beneficiary
         --------------------------

         Each Participant shall have the same right to designate a Beneficiary for his Deferred Pay Contribution account as he has for his account to which Company contributions under Article III are allocated. In the absence of a valid designation of a Beneficiary upon the death of a Participant, the balance remaining in such Deferred Pay Contribution account shall be distributed in accordance with the provisions of Section 7.2.

8.9      Contribution Limits
         -------------------

         (a) Deferred Pay Contributions for any Plan Year shall not exceed the amount which the Plan Administrator estimates will be currently deductible by the Company under the Code.

         (b) Notwithstanding any other provision in the Plan, no Participant shall be permitted to elect to have Deferred Pay Contributions made under the Plan during any calendar year in excess of $10,500, multiplied by the adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

         (c) Notwithstanding any other provision of the Plan, the "actual deferral percentage" (as defined in Section 401(k)(3) of the Code) for any Plan Year of those Participants who are Highly Compensated Employees shall not exceed the percentage allowed under the actual deferral percentage test outlined in
Section 401(k)(3) of the Code, Treasury Regulation 1.401(k)-1(b) and other guidance issued by the Internal Revenue Service.

8.10     Plan Administrator May Modify Deferred Pay Contributions Elections
         ------------------------------------------------------------------

         The Plan Administrator may amend or revoke the Deferred Pay Contributions election of any Participant at any time if it determines that such amendment or revocation is necessary to insure that a Participant's annual additions to his accounts for any Limitation Year will not exceed the limitations of Section 4.4, or to insure that the discrimination tests of
Section 401(k) of the Code are met for any Plan Year. If Deferred Pay Contributions would have been made under an election but for the contribution limits of Section 8.9, the election shall be deemed modified so as not to require a deferral greater than the maximum amount of Deferred Pay Contributions allowed under the terms of the Plan.

8.11     Distribution of Excess Deferred Pay Contributions
         --------------------------------------------------

         (a) If any Participant's Deferred Pay Contributions for any calendar year exceed the annual limitation set forth in Section 8.9(b), the excess amount, adjusted for income or loss attributable thereto, shall be distributed to the Participant. Such distribution shall be made no later than the April 15 following the close of the calendar year with respect to which the excess Deferred Pay contributions were made. Any such distribution shall be made before any distribution of excess contributions is made under paragraph (b) of this Section.

          (b) If the actual deferral percentage limitation set forth in
Section 8.9(c) is exceeded with respect to any Plan Year, the amount that constitutes "excess contributions" (as defined in Section 401(k)(8)(B) of the Code) for such Plan Year, adjusted for income or loss attributable thereto, shall be distributed to the appropriate Participants who are Highly Compensated Employees. Such distribution shall be made in accordance with Section 401(k)(8)
(C) of the Code as determined with respect to the actual deferral percentage for the Plan Year for those Participants who are not Highly Compensated Employees, and shall be completed within two and one-half months after the close of the Plan Year for which such excess contributions were made.

          (c) In accordance with equitable and nondiscriminatory rules established by the Plan Administrator, each Participant shall have the right to specify the investment vehicles from which any distribution under paragraph (a) or (b) of this Section shall be made. With respect to any taxable year of a Participant, the amount of any distribution of excess Deferred Pay Contributions to such Participant pursuant to paragraph (a) of this Section shall be reduced by the amount of any prior distribution of excess contributions to such Participant pursuant to paragraph (b) of this Section for the Plan Year beginning with or within such taxable year; and, with respect to any Plan Year, the amount of any distribution of excess contributions to a Participant made pursuant to paragraph (b) of this Section shall be reduced by the amount of any prior distribution of excess Deferred Pay Contributions to such Participant pursuant to paragraph (a) of this Section for the Participant's taxable year ending with or within the Plan Year.

          (d) In determining the amount of a Highly Compensated Employee's "excess contributions" for purposes of paragraph (b) of this Section, the actual deferral ratio of the Highly Compensated Employee with the largest amount of Deferred Pay Contributions shall be reduced, in 0.5% increments, to the extent necessary to satisfy the actual deferral percentage limitation or until such ratio is equal to the actual deferral ratio of the Highly Compensated Employee with the next largest amount of Deferred Pay Contributions. Thereafter, this reduction process shall be repeated, in successive steps, until the actual deferral percentage limitation is satisfied. The amount of excess contributions for any Highly Compensated Employee will then be equal to his total Deferred Pay Contributions for the relevant Plan Year, minus the amount determined by multiplying his Remuneration by the reduced actual deferral ratio for such Employee (determined under the preceding provisions of this paragraph).

          (e) The income attributable to excess Deferred Pay contributions under paragraph (a) and (b) of this Section shall include income for the Plan Year for which the excess Deferred Pay Contributions were made and for the period from the end of such Plan Year to the date the excess amount is distributed (the
"gap period"). The amount of such income shall be computed under a reasonable method which does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all correction distributions under the Plan for the Plan Year, and is consistent with the general method used by the Plan for allocating income to Participant accounts.

8.12     Special Company Contributions
         -----------------------------

         (a) In order to ensure that the nondiscrimination tests imposed under
Section 401(k) of the Code are met for any Plan Year, the Company, in its sole and absolute discretion, may make a special contribution to the Plan for such Plan Year.

         (b) Any special contribution made pursuant to paragraph (a) of this Section shall be contributed within 12 months after the close of the Plan Year for which such contribution is made, and shall be allocated as of the last day of such Plan Year among the accounts of all Eligible Employees who are not Highly Compensated Employees and who were eligible to make Deferred Pay Contributions during the relevant Plan Year (without regard to whether they made Deferred Pay Contributions or were Participants during such Plan Year). Such allocation shall be made in whatever manner may be directed by the Plan Administrator to enable the Plan to meet the nondiscrimination tests of
Section 401(k) of the Code for such Plan Year.

         (c) Any special contributions made pursuant to paragraph (a) of this Section shall generally be treated as Deferred Pay Contributions made pursuant to a Participant's Deferred Pay Contributions election under Section 8.1, except that such contribution: (i) shall not be subject to the annual limit on Deferred Pay Contributions set forth in Section 8.9(b); (ii) may not be withdrawn under the financial hardship withdrawal provisions of Section 8.6; and (iii) shall not reduce or otherwise affect a Participant's Remuneration.

IX.      TRUST
         -----

         Contributions under the Plan and all other assets of the Plan shall be held in trust under a trust agreement entered into between the Company and a named Trustee.

X.       ADMINISTRATION
         --------------

10.1     Named Fiduciaries for Administration of Plan
         --------------------------------------------

(a)      Board of Directors
         ------------------

                  The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

         (1)      Appointing, retaining, and removing the Trustee.

         (2)      Appointing, retaining and removing the Plan Administrator.

         (3) Periodically reviewing the performance of the Trustee, the Plan Administrator, persons to whom duties have been allocated or delegated and any advisers appointed pursuant to Section 10.5(a).

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons, provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

(b)      Plan Administrator
         ------------------

         (1)      Designation of Plan Administrator
                  ---------------------------------

         The Plan Administrator shall administer the Plan. The Plan Administrator shall be one person or a committee of three or more persons who shall be appointed by the Board of Directors and who may be removed by the Board of Directors at any time with or without cause. The Plan Administrator is designated as agent of the Plan for the service of legal process. The Company shall certify to the Trustee the names and specimen signature(s) of the Plan Administrator. The Plan Administrator may resign at any time by submitting an appropriate written instrument to the company, and while any vacancy on a committee constituting the Plan Administrator exists, the remaining member(s) may perform any act which the committee is authorized to perform. All decisions required to be made by a committee constituting the Plan Administrator involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting, through the exercise of its discretionary authority hereby expressly granted under the Plan.

          (2)     Duties and Responsibilities
                  ---------------------------

         The Plan Administrator shall have the following duties and responsibilities in connection with the administration of the Plan:

                  i. Coordinating with the Trustee the establishment and carrying on of a funding policy as described in Section 10.3 below.

                 ii. Deciding all questions concerning the Plan and determining the eligibility of employees for participation in the Plan.

                iii. Determining the eligibility of employees for benefits provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan's claims procedures.

                 iv. Complying with the reporting and disclosure requirements established by ERISA.

                  v. Establishing appropriate procedures to prevent the Plan from engaging in transactions described in Sections 406 and 407 of ERISA and transactions described in Section 4975(c) of the Code.

                 vi. Making recommendations to the Board of Directors with respect to amendment of the Plan, including recommendations with respect to changes in contributions under the Plan and the level of benefits.

                vii. Assuring that bonding requirements imposed by ERISA are satisfied.

               viii. Maintaining accounts and other records.

                 ix. Authorizing, allocating and reviewing expenses incurred by the Plan.

                  x. Communicating the liquidity needs of the Plan to the Trustee.

                 xi. Determining the portion of the assets of the Plan which are subject to the Trustee's or investment manager's management and control and communicating the result to the Trustee or investment manager.

                xii. Communicating with Participants and other persons.

               xiii. Reviewing periodically any allocation or delegation of duties and responsibilities made pursuant to subparagraph (3) below, any appointment of investment managers pursuant to Section 10.2(e) below, and any appointment of advisers pursuant to Section 10.5(a) below.

                xiv.  Exercising its duties and responsibilities as described in
     Article VIII with respect to Deferred Pay Contributions.

                 xv. Formulating rules and procedures and amending the Plan to the extent necessary to comply with the requirements of Section 401(k)of the Code.

                  The Plan Administrator shall establish rules and regulations and shall take any other necessary or proper action, as it shall determine in its discretion, to carry out its duties and responsibilities. The Plan Administrator's interpretation of, or any action with respect to the Plan and its administration, shall be conclusive and binding on all parties and persons, subject to the claims and review procedure set forth in Section 10.4.

           (3)  Allocation and Delegation of Responsibilities
                ---------------------------------------------

            The Plan Administrator may allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons, provided, however, that any such allocation or delegation shall be terminable upon such notice as the Plan Administrator deems reasonable and prudent under the circumstances.

10.2     Investment Authority and Responsibility of Participants
         -------------------------------------------------------

         (a) Company contributions and forfeitures shall be allocated to a Participant's fully vested segregated investment subaccount in accordance with the following Table I:

                                Table I
                                -------
                                                 Percentage Allocated to
       Years of Credited Service              Segregated Investment Subaccount
       --------------------------            ---------------------------------

             Less than 1                                     0
                       1                                    20
                       2                                    40
                       3                                    60
                       4                                    80
                       5 or more                           100

The segregated investment subaccount of a Participant shall also include amounts reallocated to such subaccount pursuant to paragraph (d) below. Subject to paragraphs (b) and (c) below, each Participant, or his Beneficiary in the event of the Participant's death, shall have the authority and the responsibility to exercise investment management and control over the assets allocated to such segregated subaccount by issuing investment instructions to the Trustee which are consistent with applicable law and the terms of the Plan. No portion of a Participant's account or accounts may be invested directly or indirectly in any of the following:

             (1) Securities of the Company or any Related Company;

             (2) Loans other than (i) loans to Participants made in accordance with Section 6.4 and applicable law, and (ii) loans secured by first trust deeds;

             (3) Second trust deeds, options and securities which are not publicly traded;

             (4) Real estate, except as may result from interests in first trust deeds;

             (5) Tangible personal property, including gems, works of art, rugs, antiques or any other tangible personal property specified by the Secretary of the Treasury as a collectible, or leases of tangible personal property;

             (6) Partnership interests, except for limited partnership interests in partnerships formed for the purpose of investing (i) in publicly traded securities without incurring indebtedness with respect to the acquisition of such securities or becoming a dealer in such securities and provided that the underlying investments of the partnership are not expected to be treated as assets of the Plan under regulations promulgated by the U.S. Department of Labor, or (ii) in loans secured by first trust deeds;

             (7) Debt-financed leveraged transactions. The number of directions which a Participant may make is unlimited. Any direction by a Participant shall remain in effect until a different direction has been communicated by the Participant to the Trustee.

       (b) While each Participant shall be generally responsible for decisions concerning the investment of Plan assets allocated to his segregated investment subaccount, the actual investment management and control of all or part of such subaccount may be delegated by the Participant to one or more investment managers appointed by the Plan Administrator at the direction of the Participant. Any investment manager appointed at the direction of the Participant shall be either an investment adviser registered under the Investment Advisers Act of 1940, a bank, as defined in that Act, or an insurance company empowered under the laws of the State of California to manage, acquire or dispose of the assets of the Plan. The investment manager shall have the power to manage, acquire or dispose of the specified assets of such subaccount by directing the Trustee or a custodian appointed by the Trustee at the investment manager's direction, provided that the investment manager has acknowledged to the Plan Administrator in writing that it is a fiduciary with respect to the Plan. Any appointment of an investment manager will continue until the Participant directs the Plan Administrator to terminate the appointment. The actual investment management and control of such subaccount may also be delegated by the Participant to the Trustee or an investment manager or managers appointed by the Plan Administrator pursuant to paragraph (e) of this Section, and shall be deemed so delegated to the extent investments described in paragraph (c) are directed by the Participant.

       (c) The Plan Administrator may provide the Participants with descriptions of certain types of investment funds or investment portfolios which are subject to the management and control of the Trustee or an investment manager appointed by the Plan Administrator at its discretion in which all of each Participant's segregated investment subaccount may be invested on a commingled basis at the direction of the Participant or his Beneficiary in the event of the Participant's death.

        (d) All amounts not allocated to a Participant's segregated investment subaccount shall be allocated to a general investment subaccount for his benefit which shall be invested on a commingled basis with the assets allocable to all such subaccounts. The Plan Administrator shall have investment management and control over the assets allocated to the general investment subaccount and the income thereon and it shall direct the Trustee with respect to investments unless the Board of Directors transfers investment responsibility to the Trustee in accordance with the Trust. After the allocation of Company contributions and forfeitures to a Participant's segregated investment subaccount and general investment subaccount for the Plan Year, or, if earlier, the valuation date next following the date the Participant ceased to be an Employee, there shall be reallocated from the Participant's general investment subaccount to his segregated investment subaccount an amount computed as follows:

            (1) The total of all Company contributions and forfeitures allocated to the Participant's account, increased by any credits to or decreased by any charges against his general investment subaccount except charges for amounts reallocated to the Participant's segregated investment subaccount pursuant to this paragraph (d), multiplied by the appropriate percentage from Table I of paragraph (a);

            (2) The product computed in subparagraph (1) above, decreased by all amounts previously allocated or reallocated, pursuant to paragraph (a) or this paragraph (d), to the Participant's segregated investment subaccount.

        (e) The Plan Administrator may delegate the investment management and control of all or a portion of the general investment subaccounts to one or more investment managers. Any investment manager appointed by the Plan Administrator shall be either an investment adviser registered under the Investment Advisers Act of 1940, a bank, as defined in that Act, or an insurance company empowered under the laws of the State of California to manage, acquire or dispose of the assets of the Plan. The investment manager shall have the power to manage, acquire or dispose of the specified assets of such subaccounts by directing the Trustee or a custodian appointed by the Trustee at the investment manager's direction, provided that the investment manager has acknowledged to the Plan Administrator in writing that it is a fiduciary with respect to the Plan. Custody of Plan assets shall at all times be retained by the Trustee or a custodian appointed by the Trustee, unless they consist of insurance contracts or policies issued and held by an insurance company authorized to conduct an insurance business in a state. In addition to appointment of investment managers, the Plan Administrator shall periodically review the investment of assets allocated to the general investment subaccounts and the performance of the Trustee and any investment manager. Based on its review, the Plan Administrator shall determine the desirability of appointing or retaining investment managers. With respect to the Trustee, the Plan Administrator shall advise the Board of Directors of any matters which might be relevant to the decision as to whether the services of the Trustee should be retained.

10.3     Funding Policy
         --------------

         (a) The Plan Administrator shall cause to be made at reasonable intervals an analysis of the future cash requirements of the Plan for payment of benefits, and expenses, including in the analysis such information as may be appropriate to enable it to design an investment policy to satisfy the requirements. This analysis shall be communicated to and discussed with the persons actually investing Plan assets.

         (b) Assets of the Plan may be invested in deposits which bear a reasonable rate of interest in a bank, whether or not the bank is the Trustee. Cash temporarily awaiting investment or payment of benefits or expenses of the Plan may be retained in noninterest bearing deposits or cash balances with the Bank which is the Trustee.

10.4     Procedure for Review of Denial of Benefits
         ------------------------------------------

         (a) The Plan Administrator shall determine the rights of Participants, former Participants and Beneficiaries to benefits under the Plan. If a dispute arises over benefits, the Participant, former Participant, or Beneficiary may file a written claim for benefits with the Plan Administrator, provided the claim is filed within 60 days of the date the Participant, former Participant or Beneficiary receives notification of the determination.

         (b) If a claim is wholly or partially denied, the Plan Administrator shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant and setting forth:

             (1) The specific reason(s) for the denial;

             (2) Specific references to the Plan provisions on which the denial is based;

             (3) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why the material or information is necessary; and

             (4) Appropriate information as to steps to be taken if the claimant wishes to submit the claim for review, including a statement of the claimant's right to bring a civil action under ERISA following an adverse benefit determination on review. The notice of denial shall be given within a reasonable time but not later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If an extension of time is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring the extension and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided, the claimant may appeal the claim as though the claim had been denied.

        (c) The claimant and/or his representative may appeal the denied claim and may:

              (1) Request a review upon written application to the Plan Administrator;

              (2) Have, free of charge, reasonable access to and copies of all pertinent documents; and

              (3) Submit issues and comments in writing, provided that the appeal is made within 60 days of the date the claimant receives notification of the denied claim.

        (d) Upon receipt of a request for review the Plan Administrator shall, within a reasonable time but not later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific Plan provisions on which its decision is based, unless special circumstances require an extension of time for processing the review. If an extension is required, the Plan Administrator shall notify the claimant of the special circumstances and of a date no later than 120 days after the date the review was requested on which the Plan Administrator will notify the claimant of its decision.

        (e) Any notice of a denial of benefits on a request for review shall be in writing and advise the claimant of:

              (1)  The specific reasons for the denial;

              (2) The specific provisions of the Plan on which the denial is based;

              (3) His right to receive, upon request and free of charge, reasonable access to and copies of all documents pertinent to his claim; and

              (4)  His right to bring an action under ERISA.

10.5     General
         -------

         (a) The Board of Directors, the Plan Administrator, or any person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advice in connection with their respective responsibilities, including plan consultants, investment advisers, attorneys and accountants.

         (b) Any person may serve in more than one fiduciary or other capacity with respect to the Plan.

XI.      AMENDMENT AND TERMINATION
         -------------------------

11.1     Amendment
         ---------

         The Board of Directors may authorize the Company to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Sections 401(a) and (k) of the Code, or any successor or similar statute hereafter enacted. However, no such amendment shall
(i) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries, (ii) deprive any Participant, former Participant or Beneficiary of any benefit already vested, (iii) alter, change or modify the duties, powers or liabilities of the Trustee hereunder without its written consent, (iv) permit any part of the assets of the Plan and Trust to be used to pay premiums or contributions of the Company under any other plan maintained by the Company for the benefit of its employees, or (v) eliminate an optional form of distribution with respect to benefits accrued before the amendment, except as may be permitted under applicable laws. No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if an amendment to the vesting schedule of the Plan with respect to benefits accruing in the future may reduce the vesting percentage of a Participant with at least three years of Credited Service, such Participant may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Participant is given written notice of the amendment by the Company or by the Plan Administrator.

11.2     Termination, Partial Termination, or Complete Discontinuance of
         ---------------------------------------------------------------
         Contributions
         -------------

         Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Company shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. If authorized by the Board of Directors, the Company may in its sole and absolute discretion discontinue such contributions or terminate the

Plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. If the Plan shall be terminated or partially terminated or if contributions of the Company shall be completely discontinued, the rights of all affected Participants in their accounts shall thereupon become nonforfeitable notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

11.3     Permissible Reversions
         ----------------------

         (a)  Notwithstanding any other provision of the Plan:

              (1) To the extent the Company's contributions are made by reason of a mistake in fact, they may be returned to the Company within one year from the date of the contribution.

              (2) The Company's contributions are conditioned on their deductibility for federal income tax purposes, and to the extent the deduction is disallowed they may be returned to the Company within one year from the date of the disallowance.

         (b) The amounts which may be returned to the Company shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact or mistake in determining the deduction, as applicable. No earnings on the mistaken or nondeductible contributions may be returned to the Company and losses sustained by the Trust after the date of contribution shall proportionately reduce the amount which may be returned to the Company.

XII.     MISCELLANEOUS
         -------------

         12.1     Limitation of Rights; Employment Relationship
                  ---------------------------------------------

         Neither the establishment of the Plan and the Trust nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as modifying or affecting in any way the terms of employment of any Employee.

         12.2     Merger; Transfer of Assets
                  --------------------------

                 (a) If the Company merges or consolidates with or into a corporation, or if substantially all of the assets of the Company shall be transferred to a corporation, the Plan shall terminate on the effective date of the merger, consolidation or transfer. However, if the surviving corporation resulting from the merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and the corporation shall succeed to all rights, powers and duties of the Company hereunder, and the employment of any Employee who is continued in the employ of the successor corporation shall not be deemed to have been terminated for any purpose hereunder.

                 (b) This Plan shall not be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan unless immediately after the merger, consolidation or transfer, each Participant's benefits, if the other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled had this Plan been terminated immediately before the merger, consolidation or transfer.

12.3     Rollover Contributions
         ----------------------

         The Trustee shall be authorized to accept assets from a person who is an Eligible Employee provided that the rollover of such assets to this Plan is one described in Section 402(c)(4), 403(a)(4) or 408(d)(3) of the Code. The receipt of assets under this Section shall be subject to the following conditions:

         (a) No rollover shall be in an amount less than $100.

         (b) Rollovers shall be in cash.

         (c) All rollovers shall be paid to the Trustee to hold in the Trust.

         (d) A separate account shall be established and maintained for each Eligible Employee for whom a rollover is made, and the account shall be credited and charged with the income, gains, losses and expenses attributable to it.

         (e) The Eligible Employee's interest in the account shall be fully vested and nonforfeitable.

         (f) The account shall be paid to the Participant at the same time, in the same manner, and to the same persons as his benefits attributable to Company contributions.

         (g) No amount may be rolled over to the Plan without the prior approval of the Plan Administrator, and the Plan Administrator shall act in a uniform, nondiscriminatory manner in this regard.

12.4     Prohibition against Assignment
         ------------------------------

         Except for loans to Participants as described in Section 6.4 and qualified domestic relations orders described in Section 6.6, neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participant or Beneficiary of all or part of his interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or equitable process or proceedings against such Participant or Beneficiary to the fullest extent which may be permitted by law. Notwithstanding the above, effective for judgments, orders and decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's account may be offset by an amount that the Participant is ordered to, or required to, pay to the Plan in accordance with Section 401(a)(13) of the Code.

12.5     Applicable Law; Severability
         ----------------------------

         The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, it shall be interpreted in a manner consistent with the Plan being a qualified employees' profit sharing plan within the meaning of Sections 401(a) and (k) of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

12.6     Expenses of Plan Administration; Indemnification of Trustee and
         ---------------------------------------------------------------
         Plan Administrator
         ------------------

         Although neither the Trustee nor the Plan Administrator shall receive compensation, each shall be reimbursed by the Company for all necessary and proper expenses incurred in carrying out its duties under the Plan. The Company shall indemnify and hold harmless the Trustee and the Plan Administrator from and against any and all liabilities, claims, demands, costs and expenses, including attorney's fees, arising out of an alleged breach by either in the performance of its fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from willful misconduct. The Company shall have the right, but not the obligation, to conduct the defense of the Trustee or the Plan Administrator in any proceeding to which this indemnification provision applies. In lieu of the foregoing, the Company may satisfy its obligations under this provision through the purchase of a policy or policies of insurance providing equivalent protection.

12.7     Top Heavy Rules
         ---------------

         (a) For any Plan Year in which the Plan is a Top Heavy Plan, the provisions of this Section shall supersede any conflicting provisions in the Plan.

         (b) The Plan is a Top Heavy Plan for any Plan Year in which, as of the Determination Date, the Top Heavy Ratio for the Aggregation Group exceeds 60 percent.

         (c) Minimum Allocation
             ------------------

            (1) Except as provided in subparagraph (2) below, effective
January 1, 1998, for each Plan Year in which the Plan is a Top Heavy Plan, the Company contributions, including any Deferred Pay Contributions, and forfeitures allocated on behalf of a Participant who is not a Key Employee and who was employed by the Company on the last day of the Plan Year, regardless of whether the non-key Employee has any Credited Service during that Plan Year and regardless of the non-key Employee's level of compensation, shall not be less than the lesser of (i) three percent of such Participant's Remuneration (as limited by Section 401(a)(17) of the Code), or (ii) the largest percentage of any Key Employee's Remuneration (as limited by Section 401(a)(17) of the Code) that is provided by such Company contributions allocated to such Key Employee under the Plan for that Plan Year, unless the Participant is also a participant in a defined benefit plan, as defined in Section 414(j) of the Code, to which contributions have been made by the company, in which case the minimum allocation shall not be less than five percent of such Participant's Remuneration (as limited by Section 401(a)(17) of the Code).

             (2) Subparagraph (1) above shall not apply to any Participant who participates in another plan of the Company or a Related Company which provides that the minimum allocation and vesting requirement of Section 416 of the Code shall be met therein.

        (d)  The following terms are defined for purposes of this Section 12.7:

             (1) "Aggregation Group" shall mean the following group of qualified plans of the Company:

                 (i) Each plan in which at least one Key Employee participates (a "Key Plan"), plus each other plan which enables a Key Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; or

                (ii) At the Company's election, all the plans described in (i) above plus any other plan or plans which meet the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans described in (i) above.

              (2) "Determination Date" shall mean for any Plan Year the last day of the preceding Plan Year.

              (3) "Key Employee" shall mean a key employee as defined in
Section 416(i) of the Code and the regulations thereunder.

              (4) "Top-Heavy Ratio" shall mean the top-heavy ratio of the Aggregation Group as computed in accordance with Section 416(g) of the Code and the regulations thereunder. Notwithstanding the foregoing, the accrued benefit of any Employee who has not performed any services for the Company during the 5-year period ending on the Determination Date shall be included in the computation of the Top Heavy Ratio in accordance with
Section 416(g)(4)(E) of the Code; distributions from terminated plans shall be included in accordance with Section 416(g)(3) of the Code; rollover contributions shall be taken into account in accordance with Section 416(g)(4)
(A) of the Code; and the accrued benefit for any Employee who for the Plan Year is a non-Key Employee, but for any prior Plan Year was a Key Employee, shall be treated in accordance with Section 416(g)(4)(B) of the Code.

12.8     Gender and Number
         -----------------

         As used in this Plan, the masculine, feminine or neuter gender, the singular or plural number and the use of the collective or the separate shall each be deemed to include the others when the context so indicates.

12.9     Military Leave
         --------------

         Notwithstanding any provision of this Plan to the contrary, effective October 12, 1994, contributions and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


         TO RECORD THE ADOPTION OF THIS RESTATED PLAN, the Company has caused this document to be executed by a duly authorized officer this 6th day of December, 2001.


                                            BF ENTERPRISES, INC.


                                            By: /s/ Stuart B. Aronoff
                                                ---------------------